UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2010

ECLIPS MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

110 Greene Street, Suite 403, New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 851-6425
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities.

On July 14, 2010, EClips Media Technologies, Inc. (the “Company”) issued 1,500,000 restricted shares of the Company’s common stock to an investor for $75,000 paid in cash under a subscription agreement.

The securities above were issued in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPS MEDIA TECHNOLOGIES, INC.

Dated: July 20, 2010	By:	/s/ Eric Simon
Eric Simon
Chief Executive Officer